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                                                                     EXHIBIT 4.5


THE SECURITIES REPRESENTEDBY THIS CERTIFICATE HAVE NOTBEEN REGISTERED UNDER THE SECURITIES ACTOF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. SAID SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION, OR AN OPINION OF COUNSEL (WHICH MAY BE COUNSEL TO THE HOLDER) AS TO AN EXEMPTION, FROM THE REGISTRATION PROVISIONS OF SAID ACT OR LAWS.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF A WARRANT PURCHASE AGREEMENT, DATED AS OF MAY 31, 1995, BETWEEN MHI ACQUISITION, INC. ("THE COMPANY") AND INTERNATIONALE NEDERLANDEN (U.S.) CAPITAL CORPORATION ("ING"), A PUT AND CALL AGREEMENT, DATED AS OF MAY 31, 1995, AMONG THE COMPANY, MHI ACQUISITION CORPORATION I, MILESTONE HEALTHCARE, INC. AND ING AND A REGISTRATION RIGHTS AGREEMENT, DATED AS OF MAY 31, 1995, AMONG THE COMPANY AND THE PURCHASERS IDENTIFIED IN EXHIBIT A ATTACHED THERETO, COPIES OF EACH OF WHICH ARE ON FILE AT THE MAIN OFFICE OF THE COMPANY. ANY SALE OR TRANSFER OF THE SECURITIES EVIDENCED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS OF THOSE AGREEMENTS AND ANY SALE OR TRANSFER OF SUCH SECURITIES IN VIOLATION OF SAID AGREEMENTS SHALL BE INVALID.

                                                                405,405 Warrants

                              Warrant Certificate

                             MHI ACQUISITION, INC.

         This Warrant Certificate certifies that INTERNATIONALE NEDERLANDEN (U.S.) CAPITAL CORPORATION ("ING"), or registered assigns, is the registered holder of the number of Warrants (the "Warrants") set forth above to purchase shares of Class B Common Stock, par value $.001 per share (the "Class B Common Stock"), of MHI ACQUISITION, INC., a Delaware corporation (the "Company").
Each Warrant entitles the holder (i) upon exercise to receive from the Company one fully paid and nonassessable share of Class B Common Stock (a "Warrant Share") at the initial exercise price (the "Exercise Price") of $0.60, payable in lawful money of the United States of America, and (ii) upon the occurrence of the events described in Section 15(f)(ii) of the Warrant Agreement (as defined below), to receive from the Company such additional Warrant Shares (or fraction thereof) as contemplated under such Section, upon surrender of this Warrant Certificate and payment of the Exercise Price, if applicable, at the office of the Company designated for such purpose, subject to the conditions set forth herein and in the Warrant Agreement referenced below. The Exercise Price and number and type of Warrant Shares issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events, as set forth in the Warrant Agreement.
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         The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants, and are issued or to be issued pursuant to a Warrant Purchase Agreement dated as of May 31, 1995 (the "Warrant Agreement"), duly executed and delivered by the Company and ING, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, obligations and duties hereunder of the Company and the holders of the Warrants (the words "holders" or "holder" meaning the registered holders or registered holder). A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company.

         The holder of Warrants evidenced by this Warrant Certificate may exercise such Warrants under and pursuant to the terms and conditions of the Warrant Agreement by surrendering this Warrant Certificate, with the form of election to purchase attached hereto (and by this reference made a part hereof) properly completed and executed, together with payment of the Exercise Price in cash at the office of the Company designated for such purpose. In the event that any exercise of Warrants evidenced hereby shall be for less than the total number of Warrants evidenced hereby, there shall be issued by the Company to the holder hereof or his or its registered assignee a new Warrant Certificate evidencing the number of Warrants not exercised. In the event that, at the time of any exercise of Warrants evidenced hereby, (i) there has been an adjustment to the Exercise Price and number of Warrant Shares issuable upon the exercise of each Warrant pursuant to the Warrant Agreement as described in the following paragraph and (ii) any of the options referred to in Section 15(f)(ii) of the Warrant Agreement are outstanding, the Company shall issue to the holder hereof or his or its registered assignee a new Warrant Certificate evidencing the right to receive additional Warrant Shares pursuant to such Section.

         The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price set forth on the face hereof may, subject to certain conditions, be adjusted. If the Exercise Price is adjusted, the Warrant Agreement provides that the number of shares of Warrant Shares issuable upon the exercise of each Warrant shall be adjusted. No fractional shares of Warrant Shares will be issued upon the exercise of any Warrant, but the Company will pay the cash value thereof determined as provided in the Warrant Agreement.

         The Holders of the Warrants are entitled to certain registration rights as set forth in a Registration Rights Agreement dated as of May 31, 1995, among the Company and the purchasers identified in Exhibit A attached thereto (the




                                      2
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"Registration Rights Agreement").  By acceptance of this Warrant Certificate, the Holder hereof agrees that upon exercise of any or all of the Warrants evidenced hereby, such Holder will be bound by the Registration Rights Agreement. A copy of the Registration Rights Agreement may be obtained by the holder hereof upon written request to the Company.

         The Warrants are subject to that certain Put and Call Agreement, dated as of May 31, 1995, by and among the Company, MHI Acquisition Corporation I, Milestone Healthcare, Inc. and ING (the "Put and Call Agreement"), pursuant to which the holder hereof possesses certain rights to put the Warrants to the Borrower (the "Put Rights"), the Company possesses certain rights to call the Warrants from each holder, the holder hereof has been granted certain rights to participate in a sale of the Common Stock of the Company by certain shareholders of the Company (and certain of their successors and assigns) and the Company has been granted certain rights of first refusal with respect to the Warrants and certain rights to require the holder hereof to participate in certain sales of the Common Stock of the Company, all at the times specified in, and pursuant to the terms and conditions set forth in, the Put and Call Agreement. By acceptance of this Warrant Certificate, the holder hereof agrees to be bound by the Put and Call Agreement to the same extent as the initial purchaser of the Warrants. A copy of the Put and Call Agreement may be obtained by the holder hereof upon written request to the Company.

         Warrant Certificates, when surrendered at the office of the Company by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

         The Company may deem and treat the registered holder(s) thereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing made hereon) for the purpose of any exercise hereof, of any distribution to the holder(s) hereof and for all other purposes, and the Company shall not be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company (other than the right to receive dividends and distributions as set forth in Section 18 of the Warrant Agreement).





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         IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be signed by its duly authorized officer and has caused its corporate seal to be affixed hereunto or imprinted hereon.

Dated:  May 31, 1995

                                           MHI ACQUISITION, INC.


                                           By:/s/ William A. Brosius
                                              ---------------------------------
                                              Name:
                                              Title:





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                          FORM OF ELECTION TO PURCHASE

                   [To Be Executed Upon Exercise of Warrant]

The undersigned holder hereby represents that he or it is the registered holder of this Warrant Certificate, and hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive ____________ shares of Class B Common Stock, par value $.001 per share, of MHI ACQUISITION INC. (the "Company") and herewith tenders payment for such shares to the order of the Company in the amount of $___________ in accordance with the terms hereof. The undersigned requests that a certificate for such shares be registered in the name of the undersigned or his/its nominee hereinafter set forth, and further that such certificate be delivered to the undersigned at the address hereinafter set forth or to such other person or entity as is hereinafter set forth. If said number of shares is less than all of the shares of Class B Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in the name of the undersigned or his/its nominee hereinafter set forth, and further that such Warrant Certificate be delivered to the undersigned at the address hereinafter set forth or to such other person or entity as is hereinafter set forth.


                    Certificate to be registered as follows:

                 Name:          Internationale Nederlanden (U.S.) Capital
                                Corporation

                 Address:       135 East 57th Street
                                New York, New York  10022
                                Attn:  Chief Credit Officer


                    Certificate to be delivered as follows:


                 Name:          Internationale Nederlanden (U.S.) Capital
                                Corporation

                 Address:       135 East 57th Street
                                New York, New York  10022
                                Attn:  Chief Credit Officer


Date:
     ---------------------               ---------------------------------------
                                         (Signature must conform in all
                                         respects to the name of the holder as
                                         specified on the fact of the Warrant
                                         Certificate, unless Form of Assignment
                                         has been executed)

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                               FORM OF ASSIGNMENT

                   [To be executed upon Transfer of Warrant]


                 FOR VALUE RECEIVED, the undersigned registered holder of the enclosed Warrant Certificate hereby sells, assigns and transfers unto ________________________________________ the right represented by such Warrant
Certificate to purchase _____________ shares of Class B Common Stock of MHI ACQUISITION, INC. to which such Warrant Certificate relates, and appoints __________________________________________________ Attorney to make such transfer on the books of MHI ACQUISITION, INC. maintained for such purpose, with full power of substitution in the premises.



Date:
     -------------------                ----------------------------------------
                                        (Signature must conform in all respects
                                        to name of holder as specified on the
                                        face of the Warrant Certificate)




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